                                                                   EXHIBIT 10.12

                                  AGREEMENT -

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.      Provision of Billing and Collection Services......................     5

II.     SWBT Services.....................................................    12

III.    Rates and Charges For Services Ordered............................    16

IV.     Application of Taxes to End Users.................................    17

V.      Purchase of Accounts Receivables..................................    23

VI.     Service Center Procedural Guidelines..............................    23

VII.    Dispute Resolution and Audits.....................................    24

VIII.   Liability and Indemnification.....................................    34

IX.     Proprietary Information...........................................    37

X.      Amendments; Waiver................................................    37

XI.     Assignment........................................................    38

XII.    Notice and Demands................................................    38

XIII.   Third-Party Beneficiaries.........................................    39

XIV.    Governing Law.....................................................    39

XV.     Force Majeure.....................................................    39

XVI.    Entire Agreement..................................................    39

XVII.   Severability......................................................    40

XVIII.  Executed in Counterparts..........................................    40

XIX.    Headings..........................................................    40

XX.     Termination of Service............................................    41

XXI.    Certification Requirements........................................    44

XXII.   End User Service Denial...........................................    45

XXIII.  Term..............................................................    45

XXIV.   Customer Agency...................................................    45

XXV.    Publicity.........................................................    46


                                      -1-
                                                                    January 1991

XXVI.   Compliance with Law...................................................46

        Signature Page........................................................48

                                      -2-
                                                                    January 1991

                               LIST OF SCHEDULES

Schedule I.       Order for Billing and Collection Services

Schedule II.      Billing and Collection Services Price List

Schedule III.     Start-Up Charge

Schedule IV.      Minimum Annual Purchase of Service

Schedule V.       Notice of Demand List



                                LIST OF EXHIBITS

Exhibit A.        Proprietary Information

Exhibit B.        Reserved

Exhibit C.        Billing and Collection Services
                  Requirements Document

                                      -3-
                                                                    January 1991

                               AGREEMENT FOR THE
                  PROVISION OF BILLING AND COLLECTION SERVICES
                 BETWEEN SOUTHWESTERN BELL TELEPHONE COMPANY AND

                   TELCO DEVELOPMENT GROUP OF DELAWARE, INC.
                   -----------------------------------------
                                (Customer NAME)

     This Agreement for the Provision of Billing and Collection Services (hereinafter "Agreement") is entered into and effective this 16th day of
                                                             ----
December, l994, between Southwestern Bell Telephone Company (hereinafter "SWBT")
- --------    --
a Corporation in good standing, organized and existing under the laws of the State of Missouri and having its principle place of business in St. Louis, Missouri and

                   TELCO DEVELOPMENT GROUP OF DELAWARE, INC.
                   -----------------------------------------
                               (Customer's Name)

                   a CORPORATION
                    ----------------------------------------
                        (Corporation, Partnership, Sole
                                Proprietorship),

                   in good standing, organized and existing under the laws of the State of

                                    DELAWARE
                   -----------------------------------------
                        (N/A if not a corporation)
                   and having its principle place of
                   business in

                              CHANTILLY, VIRGINIA
                   -----------------------------------------
                                (City and State)

If intrastate services are provided in the state of Kansas, this Agreement shall take effect, in Kansas, upon approval of this Agreement by the Kansas Corporation Commission. It is understood by the parties that services may not be immediately initiated, but that any start-up time will be included within the term of this Agreement and that the effective date of this Agreement is not

                                      -4-
                                                                    January 1991
delayed or affected by the timing of actual provision of service, see: Schedule I (for term of service(s) ordered) attached hereto.

     In consideration of the Customer's agreement to make payment for services as described herein and on SWBT's willingness to provide said services as described herein during the term of this Agreement, the parties agree as follows:

I.   Provision of Billing and Collection Services

     A. SWBT billing and collection services shall be provided in accordance with this Agreement and any applicable tariffs. This Agreement and its Exhibits attached hereto and incorporated herein, complement such tariffs to the extent that this Agreement is not in conflict or inconsistent therewith. To the extent of any conflict or inconsistency between this Agreement (and its Exhibits) and such tariffs, the provisions of such tariffs shall control. However, it is the intention of the parties that this Agreement and its Exhibits, to the extent not in conflict with the provisions of such tariffs, are to be construed to the extent possible in harmony with any such tariffs.

        In the event that SWBT provides another Interexchange Carrier essentially the same B&C services on the same terms and conditions at similar message volume, SWBT shall make any such offering(s) available to the Customer under identical terms and conditions and prices as that offered to any other such

                                      -5-
                                                                    January 1991

        Interexchange Carrier for all such B&C services.

        In the event that SWBT offers B&C services which are different from or in addition to those which it provides to Customers under this Agreement, the Parties acknowledge that a new Agreement and/or an Amendment to this Agreement will need to be entered before SWBT will provide such services to Customer.

     B. The Customer will make an upfront initial "start up" payment within thirty (30) days subsequent to the effective date of this agreement, when bill rendering services are ordered. The Customers may also be required to make an upfront start-up payment when subsequent bill rendering services are ordered, and the subsequent services require differing procedures (for example adjustments, inquiry, true ups, etc.) or services in additional states. If payment is not received as specified, this Agreement is null and void. The start-up payment, as indicated on Schedule I, paragraph 5, attached hereto, is calculated as shown on Schedule III, attached hereto.

        Notwithstanding the above, customers who are renewing existing bill rendering services are not subject to additional initial start-up payments for those states for which existing bill rendering services are being performed by SWBT for the customer.

     C. Bill rendering services Customers will make a

                                      -6-
                                                                    January 1991
        guaranteed minimum purchase of services from SWBT under this Agreement, see Schedule II, paragraph 6 and Schedule IV, attached hereto.

        1. Any annual (consecutive 12 months) minimum purchase of services shall be based on the Customer's annual billed volumes. A comparison will be made of actual billed amounts and the minimum annual purchase of services. This comparison will be made within sixty (60) days after the completion of each year of the contract. The Customer will pay no less than the applicable yearly minimum purchases of services for that year. Should the Customer's actual annual billed amounts be less than the stated minimum annual purchase of service, an adjustment will be made to the Customer's purchase of accounts receivables as described in Section 6 of Exhibit C of this Agreement.

        2. All annual billing and collection charges paid by the Customer under this Agreement will be recognized in determining whether the Customer has met any annual minimum purchase of services. The Customer's billing and collection service charges shall be based on service volumes multiplied by the appropriate rate element, as set forth in the price list contained in Schedule II, attached hereto, or any applicable tariff.

        3. If during the period immediately preceding the

                                      -7-
                                                                    January 1991
           effective date of this Agreement, the Customer has not subscribed to services ordered under this Agreement, a period of time for service start-up and testing (normally ninety (90) to one hundred and twenty
           (120) calendar days after SWBT's receipt of the Customer's upfront start-up payment) may be necessary prior to the first bill being rendered. In such cases, a proportional reduction, not to exceed six months, of the first year's minimum annual purchase amount will be afforded the Customer.

     D. If the Customer has subscribed to Billing and Collection services with SWBT during a period immediately preceding the formation of this Agreement, revenue, amounts, credits, adjustments, realized uncollectibles and other relevant data will be used in accordance with this Agreement and in accord with the former Agreement to make appropriate ongoing calculations under this Agreement to permit continuing provision of the Service(s).

     E. Billing which may be processed under the terms of this Agreement:

        1. Charges for the transport of messages, and

        2. Charges for information (complying with

                                      -8-
                                                                    January 1991

           Section I. G. and I. F. below) provided within a message, and,

        3. Other non-transport service billing which is telecommunications related, but only with specific written approval by SWBT.

        4. With respect to the billing described in Section I.E.2, I.E.3 and I.F.2 herein, the Customer agrees that SWBT may upon with six month's written notice to Customer, terminate any or all such billing without cause or to change the terms, conditions or prices for the provision of such billing.

     F. Billing which will not be processed by SWBT under the terms of this
        Agreement:

        1. Non-Transmission Service with objectionable content as described in
           Section I. G. below.

        2. Non-transmission Service charges which in whole or part relate, or reasonably give the appearance of relating, to references to telephone numbers, goods or services provided outside the message, unless agreed to in writing by the District Manager-Business Services Marketing, One Bell Center, Room 7-Z-1, St. Louis, Missouri 63101, and/or other such individual(s) as SWBT may authorize, such authorization or notice will be provided to the Customer in writing.

        3. Charges which have been previously billed to the end user by the Customer or by a third party, and

        4. Charges which when initially received by SWBT for billing are over ninety (90) days old.

                                    January 1991            Revised October 1991

           Customer forwarding of billing to SWBT of the type described in this paragraph F or not authorized by the terms of paragraph E above shall constitute a substantial and material breach of this Agreement, and SWBT may proceed in accordance with Section XX. A.

     G. The Customer agrees, as a condition of SWBT's performance under this Agreement, that SWBT will not provide Billing Services which SWBT deems harmful to its image. Customer billing to end users will not be processed by SWBT under this Agreement where such billing is for or is associated with objectionable content including:

        -  Services which explicitly or implicitly refer to sexual conduct,

        -  Services which contain indecent, obscene or profane language,

        - Services which allude to bigotry, racism, sexism or other forms of discrimination,

        - Services which through advertising, content or delivery are deceptive, or that may take unfair advantage of minors or the general public, or

        - Services which provide information regarding financial credit cards, or any information related to credit

        - Charges for collect calls associated with information services including the transport of such calls

        - Services which are publicly accessible, multi-party connections commonly known as "gab" or "chat" services.

        SWBT will not bill charges for 800 Services to an originating end user (caller as opposed to called


                                                                      Revised
                                                                   February 1993

                                     (10)
        party). This billing may be confusing due to public identification of toll free usage with 800 Service.

        It is the continuing responsibility of the Customer to ensure that its services to be billed by SWBT comply with the foregoing standards. The Customer will render all necessary assistance to SWBT to enable SWBT to perform a review of the Customer's messages, as SWBT shall determine is required, in order to help identify objectionable messages on a timely basis. SWBT may adjust end user charges (with recourse to the Customer) for any such services billed, or return to the Customer any such message billing prior to end user billing. Nothing herein is intended to allow the Customer to wait for notification from SWBT before complying with SWBT's billing standards. Prior to sending messages to SWBT for billing services, the Customer is to take reasonable steps to screen, from the Customer's message billing files, all billing to be sent to SWBT in order to comply with said standards. Upon SWBT's determination that the Customer has forwarded billing for objectionable services, SWBT may decline to process, and may return, any such billing and all other associated services which are offered over the same call-to-telephone number, or, to return all billing associated with the responsible service provider, or delay processing of the Customer's billing to allow the Customer the time necessary to establish methods, procedures, computer programming or other

                                      -11-
                                                                    January 1991
        reasonable steps to identify and segregate objectionable messages from the Customers' message billing files, to ensure associated charges are not forwarded to SWBT for billing.

        Should the Customer dispute SWBT's determination of the objectionable nature of the content of a message(s), SWBT may withhold billing of said messages pending the resolution of the dispute.

     H. Obligation for Inquiry Support Service.

        When the Customer is responsible for end user inquiries concerning the Customer's services and charges which have been billed by SWBT, and when SWBT is informed by the end user that the end user is unable to reach the Customer, SWBT will investigate this complaint. Should SWBT determine that the end user is indeed unable to reasonably communicate with the Customer, SWBT will so notify the Customer. If correction of the problem is not made by the Customer on a timely basis, SWBT may adjust the affected billing.

II.  SWBT Services

     SWBT shall provide the following services as requested by the Customer:

     A. Recording:

                                      -12-
                                                                    January 1991

        Recording is defined in Exhibit C of this Agreement.

     B. Billing Services:

        Billing Service consists of Message Processing Services and Bill Processing Service, as described in Exhibit C of this Agreement.

        1. Message Processing Service, if ordered by the Customer, consists of the assignment of Customer charges to end user messages. The initial program development of the Customer's rating methodology will be offered on an individual case basis (ICB). The Customer may, through the time and cost procedures as defined in Exhibit C of this Agreement, submit its rate methodology for application by SWBT.

        2. Bill Processing Service consists of the preparation of bills for message-billed service, and mailing of statements of the amounts due for end user services received from the Customer, and the collection of moneys due from the end users. Bill Processing Services include message-billed account establishment, posting of rated messages and rate elements, rendering of bills, receiving payments, maintenance of accounts, treatment of accounts, pre-billing message investigation, and if ordered by the Customer, inquiry service and post billing

                                      -13-
                                                                    January 1991
           message investigation, each as described in Exhibit C of this Agreement

           a. SWBT will process rated messages received from the Customer for message billing and render bills to the qualified accounts as defined in Exhibit C of this Agreement.

           b. SWBT will purchase the Customer's receivables on message billed accounts and render end user bills showing a single balance due. Accounts receivable will be purchased in a manner described in
              Section 6 of Exhibit C of this Agreement.

           c. SWBT will perform the collection and treatment functions and provide end user service denial, for transmission service charges, as described herein and in Section 2 of Exhibit C of this Agreement.

           d. SWBT will collect end user deposits based on regulatory rules and regulations and its exchange tariffs. Deposits are collected and maintained solely for the benefit of SWBT. Deposits will not be prorated or shared between the parties unless agreed to by SWBT in writing.

        3. If ordered by the Customer and agreed to by SWBT,

                                      -14-
                                                                    January 1991

           SWBT will provide Selective Bill Phrase(s) or Bill Page(s) Statement Service for the Customer's billed accounts as defined in Section 2 of Exhibit C of this Agreement.

        4. SWBT will provide billing format changes, when requested by the Customer, in accordance with SWBT administration standards for bill format. Time and Cost request procedures described in Section 9 of Exhibit C of this Agreement will be followed in implementing the change.

        5. Where Inquiry Service is ordered by the Customer, SWBT will perform Inquiry Service for accounts billed by SWBT, as defined in Section 2 of Exhibit C of this Agreement. Inquiry services for transmission services will be provided at rates set forth in Schedule II attached hereto. Billing inquiry for non-transmission services will be offered on an ICB basis.

     C. Billing Analysis Services:

        Billing Analysis Service is the provision of detection, investigation and deterrence of billing evasion activities, as described in Exhibit C of this Agreement.

     D. Billing Information Services:

                                      -15-
                                                                    January 1991

        1. Billing Information Service is the provision of account and usage information to the Customer from SWBT maintained record systems. The types of billing information services are described in Exhibit C of this Agreement.

        2. Billing Information Service includes the provision of end users' Billing Names and Billing Addresses. This service is described in Exhibit C of this Agreement.

III. Rates and Charges For Services Ordered

     An order form, to be separately signed by the Customer, is attached hereto as Schedule I. SWBT will provide services specified by the Customer and agreed to by SWBT on said Schedule I. Rates and charges applicable to the Billing and Collection Services covered by this Agreement are attached hereto as Schedule II. It is understood that applicable tariffs take precedence over any and all rates and charges contained therein.

     For the purposes of billing the Customer for SWBT services provided under this Agreement, the determination of rates and charges and procedures for intrastate messages originating and terminating in one state and billed in another state (billing state), will be based on the rates, charges and procedures of the billing state and subject to that jurisdiction's regulations.

                                      -16-
                                                                    January 1991

IV. Application of Taxes to End Users when Bill Rendering Services are Ordered by the Customer

     A. Tax Reporting

        SWBT provides end user billing services of the Customer's revenues for a fee. Unless contrary to regulatory rule or order, SWBT will not report the Customer's billed revenues as its own receipt for tax reporting purposes.

     B. Billing of Taxes

        1. Unless specifically instructed otherwise in writing by the Customer, SWBT will apply its existing tax procedures with respect to the application, billing, recording and collection of Federal, State or local sales, use, excise, gross receipts or other taxes or tax-like fees (collectively, "Taxes") imposed on or with respect to existing Customer services billed by SWBT. These procedures shall be performed in compliance with the respective Federal, State and local laws. SWBT will comply with changes in the law affecting its existing tax procedures.

        2. The Customer shall have the right, upon written request, to review SWBT's existing tax procedures

                                      -17-
                                                                    January 1991
        and SWBT will supply the customer with written documentation regarding the tax procedures (for example, taxability decision guidelines or tables, and tax rate tables). Upon completion of its review, the Customer may request changes through existing time and cost procedures defined in Section 9, Exhibit C, of this Agreement, to SWBT's existing tax procedures insofar as the Customer's services are concerned, it being understood that the parties will use best efforts to conclude the changes within thirty (30) days of the Customer's request.

     3. With respect to changes in the law, SWBT will make its best efforts to make the necessary system modification to implement the change prior to the effective date. Whenever SWBT estimates that the time required for it to implement a change in the law would preclude its implementation by the statutory effective date, SWBT will apply to the taxing authority for an appropriate extension of the effective date of a change.

     4. In instances where implementation of a change is not complete by the agreed upon implementation date, because of the negligence of SWBT, SWBT agrees to hold the Customer harmless from and against any liability or loss resulting from any tax, penalty, interest, additions to tax, surcharges or other charges payable or incurred by the

                                      -18-
                                                                    January 1991

           Customer as a result of SWBT's negligent delay in implementation. In addition, SWBT will provide a report to the Customer of the Customer's revenue by jurisdiction, together with a statement of Taxes actually billed in that jurisdiction and Taxes which would have been billed had implementation occurred by the effective date. SWBT may back bill for any such tax change.

        5. Where, through no negligence of SWBT, implementation of a change is not complete by the statutory effective date, and the Customer requests back billing to the end users, SWBT will undertake back billing where feasible through existing time and cost procedures defined in Section 9, Exhibit C of this Agreement.

     C. Tax Exemption

        1. SWBT, in its performance of services herein, will maintain end user provided exemption certificates. Unless the Customer requests otherwise, SWBT will use the end user provided exemption certificates as a basis for exempting end users from Taxes on the Customer's services. The Customer understands that SWBT makes no warranty as to the validity of the end user certificates and that the Customer relies upon SWBT's use of the certificates at the Customer's own risk.

                                      -19-
                                                                    January 1991

        2. The customer may review information relating to end user's exemption status and require that SWBT reverse the exempt status for purposes of the Customer's services if the Customer provides SWBT written instructions to make the status change.

        3. SWBT will be liable for any audit assessments and hold harmless and indemnify the Customer if the exemption status of an end user is not reversed in accordance with instructions issued by the Customer. To the extent SWBT complies with the Customer's instructions, the Customer will hold harmless and indemnify SWBT for any liability, loss, or litigation cost, expense or fees (including reasonable attorney's fees) arising out of or relating to the tax exempt status of an end user aggrieved by SWBT's compliance with the Customer's instructions.

     D. Filing of Tax Returns

        The Customer shall file all returns for Taxes imposed on or with respect to the Customer's services and pay or remit all such Taxes and other items and any applicable interest or penalties. SWBT shall furnish to the Customer, on a timely basis, all information in SWBT's possession reasonably necessary for the Customer to file its tax returns. The timing for, and format of, such information shall be as specified in
        Section 8 of Exhibit C of this Agreement.

                                      -20-
                                                                    January 1991

     E. Tax Indemnity

        The Customer agrees to indemnify and hold SWBT harmless from any liability or loss resulting from any Tax, penalty, interest, additions to tax, surcharges or other charges, expenses, costs (including reasonable attorney fees) and fees payable or incurred by SWBT as a result of:

        1. The delay or failure of the Customer (not attributable to any negligent act or omission of SWBT) to pay any Tax or such other item or file any return or other information as required by law or this Agreement; or

        2. SWBT complying with this Agreement or with any determination or direction by or advice of the Customer or using information provided by the Customer in performing any tax related service.

        The indemnity payable herein shall be payable in all events and without regard to any determination that SWBT is the party obligated to collect and remit such taxes or file the tax returns. Such indemnity shall be provided to SWBT on an after-tax basis.

     F. Tax Liability

        SWBT agrees to pay and hold the Customer harmless from

                                      -21-
                                                                    January 1991
        and against any liability or loss resulting from tax, penalties, interest, additions to tax, surcharges, or other charges or payable expenses (including reasonable attorney fees) incurred by the Customer as a result of:

        1. The willful or negligent failure of SWBT to provide the Customer accurate information, as described in Section IV. C. above, with which to file its tax returns and remit payment; or

        2. The willful or negligent failure of SWBT to accurately calculate and bill appropriate taxes, unless such calculations and billing were done upon the Customer's direction or advice.

        Such indemnity shall be provided to the Customer on an after-tax basis.

     G. Additional Taxes

        Should any Federal, State or local jurisdiction determine that additional sales, use, or other taxes (including interest, penalties and surcharges thereon) are due from SWBT as a result of SWBT's performance of any obligation under this Agreement, and when said taxes have not been paid by the Customer, SWBT will so advise the Customer. The Customer agrees to be liable for any such tax, interest, penalties and surcharge, but retains the right to protest the assessment.

                                      -22-
                                                                    January 1991

        If the Customer disagrees with any assessment of taxes due from SWBT or disagrees with an assessment of any additional tax, penalty, surcharge and interest due from SWBT as a result of SWBT's performance of any obligation under this Agreement, the Customer may, at its expense (including payment of any such assessment, if required, prior to final resolution of the issue), seek a ruling as to the applicability of any such tax or to protest any assessment and participate in any legal challenge to such assessment, but shall be liable for any tax, penalty, surcharge and interest ultimately determined to be due. SWBT shall, when requested by the Customer and at the Customer's expense, cooperate or participate with the Customer in any such proceeding, protest or legal challenge.

V.   Purchase of Account Receivables

     SWBT will purchase the Customer's account receivables that arise from bills rendered by SWBT to the Customer's end users. SWBT's purchase of the Customer's account receivables shall be with recourse (debit uncollected charges back to the Customer). The purchase of the Customer's accounts receivables will be as set forth in Section 6, Exhibit C of this Agreement.

VI.  Service Center Procedural Guidelines

     SWBT, in its performance under this Agreement, will apply

                                      -23-
                                                                    January 1991
     its RSC/BSC guidelines which are used by SWBT in the conduct of its business. A copy of the current guidelines has been provided to the Customer, the receipt of which is hereby acknowledged. Upon reasonable notice, these guidelines may be modified by SWBT from time to time in the normal course of its business.

VII. Dispute Resolutions and Audits

     A. Dispute Resolution. In the event of disputes that may arise under this Agreement or the Tariff(s), the parties shall:

        1. Discuss and negotiate the issues between the parties' authorized representatives, with informal escalation within the parties' organizations as necessary to pursue and achieve resolution as expeditiously as possible.

        2. In the event that either party determines that the informal discussion and escalation process described in Subsection A(1), above, is not achieving resolution, or is not proceeding expeditiously, either party may submit the issue for resolution to an Inter-Company Review Board consisting of one representative from each Company at the Vice-Presidential level (or at such lower level as each party's Vice President may delegate). The Inter-Company Review Board may consider any material submitted to it by either

                                      -24-
                                                                    January 1991
           party, which material shall be submitted within twenty business days of a party's notification that it desires resolution by the Board.

           Thereupon, and within ten (10) additional work days, the Inter-Company Review Board shall state in writing to the parties its resolution of the dispute. If the Board does not act as described, or if a party is dissatisfied with the resolution of the Inter-Company Review Board, the party may proceed to arbitration as described below.

        3. Arbitration

           a. As between the parties, hereto, all questions as to rights and obligations arising under the terms of this Agreement and its Exhibits are subject to arbitration following decision by the Inter-Company Review Board, except disputes involving SWBT's actions under Sections I.-F. and I.-G. of this Agreement, interpretations of the Modification of Final Judgment entered in United States v. AT&T, 552 F. Supp. 131 (D.D.C.) (1982), aff'd sub
              -------------    ----
              nom. Maryland v. United States, 450 U.S. 1001 (1983), injunctive
                   --------    -------------
              relief sought until such time as the dispute is resolved through arbitration, and those Tariff or other intrastate issues over which a state PUC asserts primary jurisdiction.

                                      -25-
                                                                    January 1991

           b. If a dispute should arise under this Agreement and its Exhibits, either party (subject to 3.a. above) may within ten (10) business days following the determination of the Inter-Company Review Board described in paragraph (A.2) above make a written demand for arbitration with the other party.

           c. The parties may agree upon one arbitrator, but in the event that they cannot agree there shall be three, one named in writing by each of the parties within ten (10) business days after demand for arbitration is given and a third chosen by the two arbitrators named by the Parties. Should either party refuse or neglect to appoint an arbitrator, the single named arbitrator is empowered by both parties to proceed without the absent arbitrator(s).

           d. Arbitration shall take place in the principal headquarters city of the party with whom the demand for arbitration has been filed under subparagraph (b) and a single hearing before the arbitrator(s) of the matter to be arbitrated shall take place at the time and location within said city as is mutually agreed upon by the parties; provided however, that if the parties cannot agree, the time and location shall be selected by the

                                      -26-
                                                                    January 1991
              arbitrator(s). The parties (or the arbitrators, as appropriate) shall select such time and location promptly, provided that the time scheduled for the hearing shall not be later than sixty (60) business days after the date of the parties appointment of the arbitrator(s). Notwithstanding the above, if a dispute arises over an issue common to two or more states in SWBT's region, and the Customer has filed the demand for arbitration, the dispute will be resolved at a single arbitration hearing conducted in St. Louis, Missouri or in some other city if mutually agreed upon. If the time and location in the city is selected by the arbitrator(s), written notice thereof shall be given to each party at least twenty (20) business days prior to the date so fixed. In the event a panel of three arbitrators is necessitated by the parties' inability to agree upon a single arbitrator, such notice of the time and location of the hearing shall also identify the third member of the panel.

              At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the discretion of the arbitrator(s). Said arbitrator(s) shall

                                      -27-
                                                                    January 1991
              hear and determine the matter and shall execute and acknowledge a binding decision in writing and cause a copy thereof to be delivered to each of the parties within ten (10) business days of the hearing date.

           e. The determination of the panel shall be by majority vote, with each arbitrator having a single vote, and shall be binding upon the parties.

           f. Except as they may conflict with the specific provisions contained in this Section (VII), (A), (3), the arbitrator(s) shall conduct the arbitration in accordance with the rules of the American Arbitration Association.

           g. The costs of such arbitration shall be borne equally by the parties.

     B. Audits and Examinations

        1. SWBT Audits

           a. Upon thirty (30) days' written notice by SWBT to the Customer (or such shorter period as the Parties may agree upon), SWBT or its authorized representative shall have the right to commence an audit during normal business hours of such source documents, systems,

                                      -28-
                                                                    January 1991
              records and procedures as may under recognized accounting practices contain information bearing upon the verification of data substantiating that SWBT has in fact been provided with annual percentages of the Customer's billing as set forth in
              Schedule I of this Principal Agreement, but only by use of either an independent certified public accounting firm or SWBT internal auditor. No more than one (1) such audit may be conducted in any calendar year unless otherwise agreed between the Parties.

           b. Each Party shall bear its own expenses in connection with the conduct of an audit by SWBT.

           c. Materials of the Customer reviewed by SWBT in the course of an audit shall be deemed Proprietary Information of the Customer under Exhibit K hereto and their use shall be limited to the conduct of the audit and preparation of a report for appropriate distribution within SWBT to those with a need to have the results of the audit. The Customer shall have the right to request that such auditors conducting an audit execute a non-disclosure agreement containing the substantive provisions of this Section
              VII. The Customer shall have the right to request

                                      -29-
                                                                    January 1991
              the names of all employees, agents, or contractors of both SWBT and the independent certified public accounting firm receiving the original or a copy of the report prepared by such auditors. If SWBT, as a result of such audit, requests adjustments from or otherwise makes a claim against the Customer, the Parties shall jointly review any such report provided to SWBT by such auditors.

        2. Customer Audits

           a. Upon thirty (30) days' written notice by the Customer to SWBT, the Customer's authorized representative shall have the right to commence an audit or an examination, during normal SWBT business hours (except as SWBT may agree to extend those hours), of such records and accounts as may under recognized accounting practices contain information bearing upon (a) amounts being billed to the Customer's end users by SWBT as part of its provision of billing and collection services, (b) the charges to the Customer therefore, and (c) the charges for other services provided by SWBT pursuant to this Agreement. The notice of audit or examination shall identify the date upon which it is to commence, the

                                      -30-
                                                                    January 1991
              location, the Customer's representatives, the subject matter of the audit or examination and the materials to be reviewed. The Customer's notice of audit or examination shall be directed in accordance with Section XII and Schedule III of this Agreement. SWBT may, within fifteen (15) days of receipt of the Customer's notice of audit or examination, postpone the commencement of the audit or examination for a period not to exceed sixty (60) days, but only in the event of extenuating circumstances, which circumstances shall be specified in writing by SWBT. SWBT shall also indicate the date to which commencement of the audit is postponed. No more than one audit or examination may take place at one time, if the simultaneous audits or examinations would involve the same SWBT functional group(s).

              The Customer will accommodate SWBT in the event that two or more Billing and Collection Customers have requested audits or examinations during the same general time period. Because a Customer audit requires significant SWBT time and expense, the Customer will not request an excessive number of audits. Unless SWBT agrees to otherwise, Customer audits conducted more frequently than on an annual basis will be considered

                                      -31-
                                                                    January 1991
              excessive. The Customer may conduct examinations of specific areas of potential discrepancy under dispute as required and as agreed to by SWBT.

           b. Expenses

              Each party shall bear its own expenses in connection with the conduct of the audit or examination. Special data extractions and any requested extraction of commingled information will be paid by the Customer. For purposes of this subsection, a "special data extraction" shall mean the creation of an output record, from existing data files, that is not normally created (as requested by the Customer) from software programs that are currently resident on the production program library. In the event that the Customer requests development of an audit or examination type software program(s), the cost for program development and CPU time will be paid by the Customer at rates and charges as specified in Schedule II, attached hereto. SWBT will provide to the Customer all documentation of said program(s) as well as all copies of the program(s) at the conclusion of the audit or examination. The Customer may return the program(s) for use in later audits or examinations; however, any necessary modifications will involve additional cost to the

                                      -32-
                                                                    January 1991

              Customer.

           c. Adjustments

              For audits unrelated to dispute proceedings, corrective action on audit or examination discrepancies shall be initiated within thirty (30) days of the submission of a claim based upon an error or omission disclosed by the audit or examination or thirty (30) days after the resolution of a claim which is contested. For all other audits, the Settlement Terms of Exhibit C Section 6 shall govern payment terms of any amounts owed.

           d. SWBT Information Obtained During Audits and Examinations

              Information of SWBT or of third parties which is received or reviewed by the Customer in the course of the audit or examination shall be deemed confidential and the use of such information by the Customer shall be limited to the conduct of the audit or examination, preparation of a report for appropriate distribution within the Customer's company to those with a need to have the results of the audit or examination, and making of claims and/or adjustments.

                                      -33-
                                                                    January 1991

VIII.   Liability and Indemnification

        A. Limitation of Liability. Except as otherwise provided in this Agreement, each Party's liability to the other (as distinct from a Party's obligation to pay for services provided pursuant to this Agreement) for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any negligent act or omission in its performance of this Agreement (not involving knowing and willful misconduct) shall be limited to the amount of direct damage actually incurred. A party shall not be liable for its inability to meet the terms of this Agreement where such inability is caused by failure of the other party to provide, after receipt of a written request, the information necessary to allow the first party to comply with the obligations stated herein. Absent knowing and willful misconduct, neither party shall be liable to the other for any indirect, special, or consequential damage of any kind whatsoever. Direct damages include (a) in the case of loss of data or information to be supplied to the Customer, SWBT's charges for such data or information, and (b) to the extent that SWBT's act or omission precludes rendition of end user bills, the revenue which would have been due the Customer but for SWBT's act or omission. The parties agree to use their best efforts to mitigate damages.

                                      -34-
                                                                    January 1991
                                                          Revised   October 1991

        B. Indemnification.

           1. Except as otherwise provided in this Agreement, without regard to whether services are provided under Tariff or contract, each party (the "Indemnifying Party") will indemnify and hold harmless the other party ("Indemnified Party") from and against any loss, cost, claim, liability, damage expense (including reasonable attorney's fees) to third parties, relating to or arising out of negligence or misconduct by the Indemnifying Party its employees, agents, or contractors, and associated with this Agreement. In addition, the Indemnifying Party will defend any action or suit brought by a third party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of the negligence or misconduct of or by the Indemnifying Party, its employees, agents, or contractors, under this Agreement.

              The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demand by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this section and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. The

                                      -35-
                                                                    January 1991

              Indemnified Party also will cooperate in a reasonable manner with the defense or settlement of such claim, demand or lawsuit. The Indemnifying Party will not be liable under this subparagraph for settlements by the Indemnified Party of any claim, demand or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense. (For End User Service Denial Liability see Section XXII; For Customer Agency Billing Liability see Section XXIV.)

           2. Notwithstanding any other provision of this Section VIII, the parties acknowledge that SWBT has no knowledge of the validity of message payment obligations (billing charges) sent to SWBT for billing and collections under this Agreement, and that SWBT therefore strictly relies upon the Customer to forward only correct billing charges that can be, if necessary, substantiated in a court of law.

              Upon request, the Customer will provide to SWBT all evidence needed to sustain billing charges challenged by an end user, and SWBT may adjust said charges with recourse if the Customer fails

                                      -36-
                                                                    January 1991
              to do so. The Customer certifies, when forwarding billing charges to SWBT, that said charges are true and correct, and accurately reflect proper charges legally owed by the billed party (end user). This Customer certification of validity shall apply to all billing charges forwarded to SWBT under this Agreement by the Customer from whatever source. Should SWBT incur liability for billing and collection of any billing charges forwarded by the Customer, or for termination of an end user's local phone service as part of said collection, or for defamation or libel or injury to credit or otherwise incurs liability arising from or resulting from SWBT performance of its obligations under this Agreement, the Customer will defend, indemnify, and hold harmless SWBT for any loss, cost, claim, damage or expense (including reasonable attorney fees) rising from such billing and collection, so long as SWBT has acted in reasonable conformity with this Agreement.

IX.     Proprietary Information

        Attached to this Agreement as Exhibit A is the parties' understanding with respect to Proprietary Information.

X.      Amendments: Waivers

        This Agreement or any part thereof may be modified by

                                      -37-
                                                                    January 1991
        written amendment signed by both parties. No amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

XI.     Assignment

        Any assignment, in whole or part, by either party of any right, obligation, or duty, or of any other interest hereunder, without the written consent of the other party shall be void. Such written consent shall not be unreasonably withheld or delayed. All obligations and duties of a party to this Agreement shall be binding on all successors in interest and assigns of such party.

XII.    Notice and Demands

        Except as otherwise provided under this Agreement, all notices, demands, or requests which may be given by a party to the other party shall be in writing and shall be deemed to have been duly given on the date deposited, postage prepaid, in the United States mail via Certified Mail, return receipt requested, and addressed as indicated on Schedule V attached hereto.

                                      -38-
                                                                    January 1991

XIII.   Third-Party Beneficiaries

        This Agreement shall not provide any non-party with any remedy, claim, liability, reimbursement, claim of action or other right.

XIV.    Governing Law

        This Agreement shall be governed by the domestic laws of the State of Missouri.

XV.     Force Majeure

        Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, epidemic, explosion, war, terrorist acts, riots, insurrections, explosions, earthquakes, nuclear accidents, power blackouts, strike, embargo, government requirement, civil or military authorities, Act of God or by the public enemy, or other causes beyond their control. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate written notice to the other party. During the tendency of the force majeure the duties of the parties under this Agreement shall be abated and shall resume without liability thereafter.

XVI.    Entire Agreement

                                      -39-
                                                                    January 1991

        This Agreement and it Schedules, and Exhibits, (and Amendments, if any) attached hereto, constitute the entire understanding between the parties and supersedes all prior understandings, oral or written presentations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof.

XVII.   Severability

        Nothing in this Agreement is intended to obligate either party to perform any act which is illegal or which is contrary to regulatory rule or order, to the MFJ, or to public policy. If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall continue in full force and effect, provided the remainder allows for implementation or continuation of Billing and Collection Services essentially as contemplated herein.

XVIII.  Executed in Counterparts

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

XIX.    Headings

        The headings and numbering of Sections and Paragraphs in this Agreement are for convenience and shall not be

                                      -40-
                                                                    January 1991
        construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

XX.     Termination of Service

        A. If either party fails to perform under the terms of this Agreement and remains in substantial and material non-compliance after receipt of thirty (30) days written notice of non-compliance from the non-breaching party this Agreement is terminated. Not withstanding the foregoing, any breach of sections I-F and I-G defined herein must be cured within ten (10) days. Upon termination, minimum annual purchase of service charges for the current year and all remaining years will be waived if SWBT is the breaching party. In that event, SWBT would be liable for the Customer's reasonable increased billing expense, if any, for a period of eight (8) months subsequent to termination or the remaining term of the Agreement, whichever is less. If the Customer is the breaching party. The Customer will immediately (1) pay SWBT the recalculated amount for services which have been provided to the Customer under this Agreement in accordance with Section B.2 following and (2) will also be liable for eight (8) months of the Customer's average service charges as provided by SWBT under this Agreement. SWBT will determine the eight (8) months of average service charges due by recalculating the service charges in accordance with Section B.2 following for the eight

                                      -41-
                                                                    January 1991

           (8) month period immediately preceeding the termination of the Agreement. In the event that termination occurs prior to eight (8) months of service, the parties agree to use an eight (8) month prorate of the annual minimum purchase of service.

        B. Notwithstanding Paragraph A. above, either party may at its sole discretion, and with eight (8) months' notification to the other Party, terminate this agreement in its entirety.

           1) In the event that SWBT elects to terminate this Agreement, Customer minimum annual purchase of services for the current year and all remaining contract years will be waived.

           2) Should the Customer elect to terminate this Agreement prior to the completion of the term ordered by the Customer, services which have been provided to the Customer under this Agreement as of the date of termination will be recalculated (using rates shown on Schedule II, Billing and Collection Services Standard Price List) and the Customer will immediately pay to SWBT an amount based on the following:

              a) For a three (3) or five (5) year contract term, if Customer termination occurs within twenty-three (23) months following the effective date of this Agreement, the one (1)

                                      -42-
                                                                    January 1991
                 year contract rates, as shown in Schedule II,Billing and Collection Services Standard Price List shall apply.

              b) For a five (5) year contract term, if Customer termination occurs more than [twenty-four (24) months, but less than forty-eight (48) months following the effective date of this Agreement, the three (3) year contract rates, as shown in
                 Schedule II, Billing and Collection Services Standard Price List shall apply.

              c) For those Customers who have elected the Volume Discount
                 Pricing Plan-I, termination of services which occur during years one (1) through four (4) of this Agreement will be handled as defined in Section XX-(2)-(a) and (b) above. If termination occurs more than forty eight (48) months following the execution of this Agreement, the five year contract rates as shown on Schedule II, Billing and Collection Services Standard Price List of the Agreement shall apply not to exceed the amount required to bring the total payments to the contract guarantee level committed by the Customer on Schedule I, paragraph 6-b.

              d) In addition, to any adjustment made pursuant

                                      -43-
                                                                    January 1991
                 to (a) or ( b) above; the Customer's will pay the minimum purchase of service for that year in which termination occurs. The terminating Customer will not be responsible for minimum purchase of services, in subsequent years.

XXI.    Certification Requirements

        The Customer states that it has obtained all necessary jurisdictional certification required in those jurisdictions in which the Customer has ordered Billing and Collection service(s). The Customer certifies that, if the Customer should forward to SWBT any billing originating from a third party (whether the Customer has purchased said billing or is acting as a billing agent), the Customer will insure that the originating service provider has obtained all required certification for those jurisdictions in which said end user billing will be processed. The Customer will provide evidence of all such certifications at the request of SWBT.

        The Customer will provide to SWBT the name, address and contact number of all originating service providers and will give SWBT thirty (30) days advance written notification of all additions, changes, or deletions of originating service providers.

        Failure of the Customer to obtain or retain proper jurisdictional certification may result in service termination as described in Section
        XX. A. of this

                                      -44-
                                                                    January 1991

        Agreement.

XXI.    End User Service Denial

        This Agreement does not obligate SWBT to terminate end user services for non-payment of non-transmission charges, or of transmission charges in unique end user situations. Upon completion of SWBT collection procedures for non-payment of such charges, SWBT may adjust such charges with recourse to the Customer.

XXIII.  Term

        The term of this Agreement is shown on Schedule I attached hereto. The term of this Agreement is five (5) years for those Customers who have elected the Volume Discount Pricing Plan. Billing and collection services will be extended on a year-to-year basis thereafter unless either party gives notice, no less than ninety (90) days prior to the completion of the term, these services shall not be extended. If this notice is not given, the terms and conditions under which billing and collection services are provided to other Customer at this time, including one (1) year contract rates and one (1) year minimum purchase of service charges available at that time to other Customers, will be applied to this Agreement.

XXIV.   Customer Agency

                                      -45-
                                                                    January 1991

        The customer will forward only its billing for SWBT processing unless
                                       ---
        the Customer notifies SWBT to the contrary in writing. For the purposes of this paragraph, should the Customer forward billing of a third party, such billing will be considered the Customer's billing.

        Should a Customer act as an agent for a third party and forward said billing to SWBT or should the Customer purchase billing from a third party and forward said billing to SWBT, the Customer shall remain solely responsible to such third parties. The Customer agrees to protect, indemnify, and hold harmless SWBT for any and all claims by third parties regarding such third parties' billing forwarded to SWBT by the Customer.

XXV.    Publicity

        Neither party shall publish or use advertising, sales promotions, press releases, or matters wherein the other party's name or marks are mentioned or language from which association with the other party's name or mark therewith may be inferred or implied without the other party's prior written approval.

XXVI.   Compliance with Law

        Both parties agree that they will comply with the provisions of the Fair Labor Standards Act of 1983, as amended, and all other applicable federal, state and local laws, ordinances, regulations and codes with which

                                      -46-
                                                                    January 1991
        they are obligated to comply in their performance hereunder, including the procurement of required permits and certificates. Both parties further agree not to discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap, and shall during the performance of this Agreement comply with all applicable federal and state laws and regulations on this subject.

        All employees or agents of SWBT engaged in the performance of this Agreement shall be considered solely the employees of SWBT and shall not be considered employees or agents of the Customer for any purpose whatsoever.

                                      -47-
                                                                    January 1991

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

SOUTHWESTERN BELL
TELEPHONE COMPANY                      TELCO DEVELOPMENT GROUP OF DELAWARE, INC.
                                       -----------------------------------------
                                                  (Name of Customer)

By    /s/ Sandy Kinney                 By    /s/ Henry Luken
      ------------------------               ------------------------
            (Signature)                            (Signature)

Name  Sandy Kinney                     Name  Henry Luken
      ------------------------               ------------------------
             (Printed)                              (Printed)

Title Vice Pres.-Inter-Ind.            Title Chairman of the Board
      Mktng. & Sales                         ------------------------
      ------------------------
Date  12/16/94                         Date 12/2/94
      ------------                          ------------

                                      -48-
                                                                    January 1991

                               LIST OF SCHEDULES
                               -----------------

Schedule I        Order for Billing and Collection Services

Schedule II       Billing and Collection Services Price List

Schedule III      Start-Up Charge

Schedule IV       Minimum Annual Purchase of Service

Schedule V        Notice and Demand List

                                      -49-
                                                                    January 1991

                                LISTS OF EXHIBITS
                                -----------------

                       To Agreement For The Provision of

                        Billing and Collection Services


1.    Exhibit A      Proprietary Information


2.    Exhibit C      Billing and Collection Services Requirements Document


                                      -50-
                                                                    January 1991

                       AMENDMENT TO THE AGREEMENT FOR THE
                  PROVISION OF BILLING AND COLLECTION SERVICES

This is an Amendment to the "Agreement for the Provision of Billing and Collections Services" (this "Amendment"), dated as of December 19, 1994 is by
                                                      -----------    --
and between Telco Development Group of Delaware ("Customer") and Southwestern
            -----------------------------------
Bell Telephone Company, a Missouri Corporation (SWBT).

Whereas, the Customer and SWBT entered into that certain Agreement for the Provision of Billing and Collections Services on or about December 16, l994 (as
                                                          -----------    --
heretofore amended or otherwise modified, the "Agreement").

Whereas, the Customer desires to submit non-transmission services billings which are 25% or more of customer's total billed revenues, and SWBT desires to provide or Continue to provide billing services for such non-transmission services billings and the parties agree that the calculation of the reserve requirement will be modified with respect to such billings.

Now therefore, for good and valuable consideration, the Customer, and SWBT agree as follows:

    I.  DEFINITIONS

        1. Capitalized Terms. Unless otherwise indicated or required by the
           -----------------
           context herein, capitalized terms used herein shall have the same meaning as that specified in the Agreement.

   II.  RESERVE

        1. The reserve requirement defined in the Agreement (Sections 6.1.4 or 6.6.2 of Exhibit C) is hereby clarified to expressly include as realized uncollectibles, those revenues adjusted through SWBT's Uncollectible Apportionment System (UAS) on final accounts at write-off, and modified to include the average of adjustments experienced in one month for non-transmission services billings with respect to live accounts.

        2. With regard to the quarterly true-up, the Customer and SWBT agree that the procedures set forth in Sections 6.1.3.A, 6.1.4 or 6.6.1 and
           6.6.2 of Exhibit C of the Agreement will apply in establishing an initial uncollectible bad debt allowance factor and quarterly true-up.

  III.  PHASED IN ESTABLISHMENT OF RESERVE FACTOR

        1. In order to establish the above described reserve, SWBT shall calculate (1) the average amount of uncollectibles experienced with respect to two months of transmission billings (2) the average amount of uncollectibles experienced at write-off with respect to two months of non-transmission services billings and (3) the average amount of live adjustments experienced with respect to one month of non-transmission services billings.

           The sum of (1), (2) and (3) will be divided by the most recent three months' of total billed revenues (both transmission and non-transmission services billings) to arrive at an uncollectible bad debt allowance factor. Said factor shall be applied against total billed revenues for three months until a satisfactory reserve is established.

        2. SWBT reserves the right to increase the reserve amount, if the customer's uncollectibles and/or adjustments with respect to non-transmission services billings fluctuates to such an extent that the reserve no longer appears sufficient to cover the projected bad debt.

   IV.  PURCHASE OF ACCOUNTS RECEIVABLE

        1. The Customer agrees to submit new billings to SWBT no less frequently than once a week.

        2. The Customer and SWBT agree that in the event the calculation of any Purchase of Accounts Receivable, as defined in Exhibit C, results in a negative amount due the Customer, SWBT may hold payment of any pending account receivable purchase(s), otherwise due to the Customer, without penalty until such time as the Customer submits new billings which are sufficient to result in SWBT's calculation of a subsequent Purchase of Accounts Receivable with a positive amount due the Customer, taking into account the negative amount due from prior purchases.

        3. If the Customer fails to submit sufficient new billings within thirty
           (30) days of the date from which the Purchase of Accounts Receivable resulted in a negative amount due the Customer, SWBT at its option, may reduce the amount of any prior accounts receivable purchase(s) by the current amount due from the Customer.

        4. The Customer and SWBT agree that the payment date for accounts receivable purchase(s) suspended for payment by SWBT as defined in
           IV.2 and IV.3 above, will be due the Customer five additional work days from the date on which a positive amount due is calculated or five additional work days from the original payment date, whichever is later.

    V.     AGREEMENT PROVISIONS

           Except as expressly provided herein, or to the extent that they are inconsistent with the provisions of this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Customer and SWBT have caused this amendment to be signed and delivered by their duly authorized representatives, all as of the date set forth above.

SOUTHWESTERN BELL                         Telco Development Group of Delaware
TELEPHONE COMPANY                         -----------------------------------

By:    /s/ James R. Oxler                 By:    /s/ Henry G. Luken, III
       ----------------------------              ----------------------------
NAME:  James R. Oxler                     NAME:  Henry G. Luken, III
       ----------------------------              ----------------------------
TITLE: Director-Billing & Coll.           TITLE: Chairman of the Board
       ----------------------------              ----------------------------
DATE:  12-19-94                           DATE:  November 22, 1994
       ----------------------------              ----------------------------

RETURN SIGNED AMENDMENT TO:
- ---------------------------

Southwestern Bell Telephone Company
Attention: James R. Oxler
One Bell Center, 7-D-7
St. Louis, MO 63101

                                                            Attachment

                    EXPANDED BILLING ADDITIVE PRICE SCHEDULE

Expanded Message Billing Additive Charge
   Per Message Billed

End User Service Charge             Additive Charge
   $0.00 - $5.00                         $0.00

   $5.01 - $10.00                        $0.03

   $10.01 - $20.00                       $0.10

   $20.01 - $50.00                       $0.25

   $50.01 - $100.00                      $0.75

   $100.01 - $150.00                     $1.00

   $150.01 - $300.00                     $2.00

   $300.01 +                             $10.00

   * SWBT reserves the right to change price with 30 days written notice.

                                                                     SCHEDULE I

                   ORDER FOR BILLING AND COLLECTION SERVICES


1.  This will acknowledge that TELCO DEVELOPMENT GROUP OF DELAWARE, INC.
                               -----------------------------------------
                                     (Interexchange Carrier Name)
    has entered into the Agreement for Southwestern Bell Telephone Company ("Telephone Company") to provide Billing and Collections Services effective 12/16/94, except Kansas Intrastate (whose effective date which will be
    --------
    twenty (20) days after the submission of this Agreement to the Kansas
    Corporation Commission), for a period of one (1) year      , three (3) years
                                                          -----
         , five (5) years   X  . Kansas Intrastate will expire coincidentally
    -----                 -----
    with the remainder of this Agreement on                       .
                                            ----------------------

2. Order for interstate and intrastate Billing and Collections Services.

                                      All 5
                                     States   ARK    KAN     MO     OK     TX
      Recording Service
- -----                                 -----  -----  -----  -----  -----  -----
      Message Processing
- -----   (Rating) Service              -----  -----  -----  -----  -----  -----
  X   Message Bill Processing
- -----   (Billing) Service               X
                                      -----  -----  -----  -----  -----  -----

        X   Volume Discount Pricing Plan-I (Schedule II-a)
      -----
            Flexible Volume Discount Pricing Plan (Schedule II-b)
      -----
            Inquiry Service
      -----                           -----  -----  -----  -----  -----  -----
        X   CMDS Hosting                X
      -----                           -----  -----  -----  -----  -----  -----
        X   Sub-Entity Detail           X
      -----                           -----  -----  -----  -----  -----  -----
            Message Billing
      -----   Information Services
                                      -----  -----  -----  -----  -----  -----
                Bill Data
          -----                       -----  -----  -----  -----  -----  -----
                Marking Data
          -----                       -----  -----  -----  -----  -----  -----

  X   Stand-Alone Billing
- -----   Information Services
            Customer Name & Address
      -----                           -----  -----  -----  -----  -----  -----
              (CNA) Service
                                      -----  -----  -----  -----  -----  -----
        X   Billing Name & Address
      -----   (BNA) Service             X
                                      -----  -----  -----  -----  -----  -----
            Billing Analysis (Fraud
      -----   Investigation) Service
                                      -----  -----  -----  -----  -----  -----

NOTES:
- ------
    For a customer to order "Inquiry Service", "CMDS Hosting", "Sub-Entity Detail" or "Message Billing Information Services", they must also subscribe to "Message Bill Processing (Billing) Service".

    "Recording Service", "Message Rate processing (Rating) Service" or "Stand-Alone Billing Information Services" may be ordered without any other services being subscribed to.

                                                                     SCHEDULE I
                                                                     PAGE 2 OF 3

                   ORDER FOR BILLING AND COLLECTION SERVICES
                   -----------------------------------------

3.  Percent Interstate Usage (PIU)

       Arkansas     Kansas       Missouri     Oklahoma     Texas
        60           60           60           60           60
       --------     --------     --------     --------     --------

4.  Intrastate Capacity Ordered in Texas
    ------------------------------------

                        Year 1      Year 2      Year 3      Year 4      Year 5
                        ------      ------      ------      ------      ------
    A. Message
          Processing
          (Rating)         0           0           0           0           0
                       ---------   ---------   ---------   ---------   --------
    B. Message
          Bill Proc.
          (Billing)    4,320,000   4,320,000   4,320,000   4,320,000   4,320,000
                       ---------   ---------   ---------   ---------   ---------

5.  New Customer's Bill Rendering Services Start-up Charge
    ------------------------------------------------------
    The start-up payment as calculated from Schedule III of this Agreement is $32,000 Thirty Two Thousand Dollars. THIS PAYMENT MUST BE MADE WITHIN THIRTY
    ------- ---------------------------
    (30) DAYS OF THE EFFECTIVE DATE OF THIS AGREEMENT, see Section I-B of this Agreement.

6.  Guaranteed Minimum Purchase of Service
    --------------------------------------
    a. The Customer guarantees SWBT the following minimum purchase of service for each year of this Agreement, as calculated from Schedule IV of this Agreement. See Section I-C of this Agreement.

       Year 1   80,000
               ----------------
       Year 2   80,000
               ----------------
       Year 3   80,000
               ----------------
       Year 4   80,000
               ----------------
       Year 5   80,000
               ----------------

                                                                   SCHEDULE IV
                       MINIMUM ANNUAL PURCHASE OF SERVICE          Page 1 of 1
                       ----------------------------------
Billing and Collections Bill Rendering Services Minimum Annual Purchase of Service Requirement:

Term of the Agreement:

                                                                  1 Year       3 Years      5 Years
                                                                ----------   ----------   ----------
Five State Annual Minimum                                       $60,000.00   $70,000.00   $80,000.00
(Includes SWBT General Headquarters Costs)

When Bill Rendering Services is not ordered
in all five states, a reduction of Annual
Minimums (for those states where Bill
Rendering Services is not ordered) will
                   -- ---
be calculated as follows:

                                    If Applicable,
                                    --------------
                          Reduction for State(s) Not Ordered
Not Ordered   State      1 Year       3 Years      5 Years               Subtract From Above
- -----------   -----      ------       -------      -------      -------------------------------------

              Arkansas   $-7,000.00   $-8,000.00   $-9,500.00
- -----------                                                     -----------  -----------  -----------
              Kansas      -7,000.00    -8,000.00    -9,500.00
- -----------                                                     -----------  -----------  -----------
              Missouri    -6,500.00    -7,500.00    -8,500.00
- -----------                                                     -----------  -----------  -----------
              Oklahoma    -6,000.00    -7,000.00    -8,000.00
- -----------                                                     -----------  -----------  -----------
              Texas      -23,000.00   -27,000.00   -30,000.00
- -----------                                                     -----------  -----------  -----------
Customer Annual Minimum Purchase of Service                                               $80,000.00
                                                                -----------  -----------  -----------

                                                                   SCHEDULE V
                                                                   PAGE 1 of 1



                             NOTICE AND DEMAND LIST

CUSTOMER        Contact Name      Mark Stodter
- --------                          ---------------------------
                Title             CHIEF OPERATING OFFICER
                                  ---------------------------
                Address           4219 Lafayette Center Drive
                                  ---------------------------
                                  Chantilly, VA 22021
                                  ---------------------------
                Telephone Number  (703) 631 5600
                                  ---------------------------

SWBT            Contact Name      Randy Gasswint
- ----                              ---------------------------
                Title             Account Manager
                                  ---------------------------
                Address           208 S. Akard, Rm 532
                                  ---------------------------
                                  Dallas, TX 75202
                                  ---------------------------
                Telephone Number  214-414-5670
                                  ---------------------------

                               LIST OF SCHEDULES
                               -----------------


Schedule I     Order for Billing and Collection Services


Schedule II    Billing and Collection Services Price List


Schedule III   Start-Up Charge


Schedule IV    Minimum Annual Purchase of Service


Schedule V     Notice and Demand List



                                       49
               January 1991

                               LISTS OF EXHIBITS
                               -----------------


                       To Agreement For The Provision of

                        Billing and Collection Services


1.      Exhibit A       Proprietary Information


2.      Exhibit C       Billing and Collection services Requirements

                        Document



                                       50
               January 1991